Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
lululemon athletica inc.
          lululemon athletica inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:
          1. The present name of the Corporation is lululemon athletica inc. The Corporation was originally incorporated in the State of Delaware under the name of Lulu Holding Inc.
          2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 2005.
          3. This Amended and Restated Certificate of Incorporation, which amends and restates in its entirety the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State the State of Delaware on July 26, 2007, has been duly adopted pursuant to the provisions of Sections 242 and 245 of the DGCL, and the stockholders of the Corporation have given their written consent hereto in accordance with Section 228 of the DGCL. The provisions of the Amended and Restated Certificate of Incorporation are as follows:
ARTICLE I
NAME
          The name of the corporation is lululemon athletica inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
          The address of the Corporation’s registered office in the State of Delaware is 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801, New Castle County. The name of the registered agent at such address is PHS Corporate Services, Inc.
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV
AUTHORIZED CAPITAL
          4.1. Total Authorized Capital. The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Thirty Five Million (235,000,000) shares, consisting of: (a) Two Hundred Million (200,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), (b) Thirty Million (30,000,000) shares of special voting stock, par value $0.00001 per share (the “Special Voting Stock”), as provided in Article VI, and (c) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Common Stock, Special Voting Stock and Preferred Stock shall have the rights, preferences and limitations set forth below.
          4.2. Designation of Preferred Stock. The Preferred Stock may be divided into such number of series as the Corporation’s Board of Directors (the “Board of Directors”) may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. Without limiting the generality of the foregoing, the authority of the Board of Directors with respect to such designation of a series of Preferred Stock shall include, but not be limited to, determination of the following:
               4.2.1. the number of shares constituting such series and the distinctive designation of such series;
               4.2.2. the dividend rights of the shares of such series, including whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;
               4.2.3. whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
               4.2.4. whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
               4.2.5. whether or not the shares of such series shall be redeemable, and, if so, the term and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
               4.2.6. whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;
               4.2.7. the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and
               4.2.8. any other relative rights, preferences and limitations of such series.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment of the Common Stock with respect to the same dividend period.
          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to the holders of shares of all series of Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.
ARTICLE V
COMMON STOCK
          5.1. General. All shares of Common Stock shall be identical in all respects and shall entitle the holder thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.
          5.2. Dividends; Stock Splits. Subject to (a) any preferential dividend rights of holders of any then outstanding shares of Preferred Stock, and (b) any other provisions of this Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive, on a pro rata basis, such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.
          5.3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any class or series of stock having preference over the Common Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, ratably in proportion to the number of shares held by them.
          5.4. Voting. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of such holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock and Special Voting Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.
          5.5. No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

ARTICLE VI
SPECIAL VOTING STOCK
     6.1. General. The Special Voting Stock shall have no rights except for the voting rights set forth in this Article VI.
     6.2. Number of Shares. Upon the exchange of an exchangeable share of Lulu Canadian Holding, Inc. (the “Exchangeable Shares”), the corresponding share of Special Voting Stock held by the holder of such Exchangeable Share shall automatically be redeemed by the Company and cancelled for no consideration. The exchange of any Exchangeable Share or Exchangeable Shares shall reduce the number of authorized shares of Special Voting Stock. At such time that all outstanding shares of Special Voting Stock cease to be outstanding, whether by redemption, forfeiture or otherwise, the provisions of the designation of Special Voting Stock shall terminate and have no further force and effect.
     6.3. Voting Rights. Holders of shares of Special Voting Stock shall have the following voting rights.
          6.3.1. A holder of a share of Special Voting Stock shall be entitled to vote on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, and shall be entitled to cast on each such matter one vote per share of Special Voting Stock.
          6.3.2. Except as otherwise provided herein or by applicable law, the holders of shares of Special Voting Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation and any directors so elected shall be classified as provided in Article VIII hereof.
     6.4. No Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Special Stock shall not be entitled to receive distribution from the Corporation.
     6.5. Limitations on Transferability. A holder of shares of Special Voting Stock may transfer shares of Special Voting Stock only if the holder contemporaneously transfers the same number of Exchangeable Shares to the transferee of the transferred shares of Special Voting Stock. The Company shall not recognize any transfer of shares of Special Voting Stock if the same number of Exchangeable Shares is not transferred to the same transferee of the transferred shares of Special Voting Stock.
ARTICLE VII
ELIMINATION OF STOCKHOLDER ACTION BY CONSENT
          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that the holders of Preferred Stock may act by written consent to the extent expressly provided in the applicable designation of Preferred Stock authorizing the issuance of particular series of Preferred Stock pursuant to Section 4.2 above.
ARTICLE VIII
BOARD OF DIRECTORS
          8.1. General. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in the Board of Directors resulting from death, resignation or removal from office or other cause will be filled solely by the vote of our remaining directors in office.
          8.2. Classes.
               8.2.1. Number of Classes. The Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III.
               8.2.2. Term. Directors assigned to be the initial Class I directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2008; directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2009; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2010. Thereafter, at each annual meeting of stockholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.
               8.2.3. Increase or Decrease in Number. If the number of directors of the Corporation is reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 8.2.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 8.2.1 herein.
          8.3. Removal of Directors. No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and then only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          8.4. Vacancies and Newly Created Directorships. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the stockholders, unless there are no directors remaining on the Board of Directors. Any director so chosen (a “vacancy director”) shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. The stockholders shall thereupon elect a director to fill the vacancy or newly created directorship having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of stockholders at which the term of office of such class expires and until such director’s successor shall have been duly elected and qualified.
ARTICLE IX
EXCULPATION AND INDEMNIFICATION
          9.1. Exculpation. To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of the Certificate of Incorporation of which this Section 9.1 is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 9.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
          9.2. Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by the DGCL, the indemnification provided herein shall include expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the DGCL and this Article IX.
          9.3. Insurance. The Corporation may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability which may be asserted against such person.
          9.4. Non-Exclusivity. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under the Corporation’s Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
ARTICLE X
INSOLVENCY, RECEIVERS AND TRUSTEES
          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI
CONSIDERATION FOR SHARES; ASSESSABILITY
          The Corporation is authorized to sell and issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such persons and for such lawful consideration (not less than the par value thereof), and upon such terms and in such manner as it may determine. Any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be fully paid and non-assessable, and the holders thereof shall not be liable to the Corporation or its creditors for any further payment thereon.
ARTICLE XII
RIGHT TO AMEND
          12.1. General. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
          12.2. Amendment of Specified Provisions. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article IX hereof or this Article XII, or any provisions thereof or hereof, or to adopt any provision inconsistent with Article IX hereof or this Article XII, unless such alteration, amendment, repeal or adoption shall be approved by a majority of the directors then in office.
[Signature Page Follows]

          THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, for purpose of amending and restating the Corporation’s Certificate of Incorporation pursuant to the DGCL, has executed this certificate this 2nd day of August, 2007.

lululemon athletica inc.
By:	/s/ Robert Meers
	Name:	Robert Meers
	Title:	Chief Executive Officer